UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Ordinary shares, par value $0.01 per share	MNK	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on June 16, 2022 (the “Effective Date”), Mallinckrodt plc (the “Company”) entered into (i) a warrant agreement (the “Warrant Agreement”) with Computershare Inc. and Computershare Trust Company, N.A., collectively as warrant agent (the “Warrant Agent”), pursuant to which the Company issued 3,290,675 warrants (collectively, the “Warrants”) to purchase ordinary shares of the Company, par value $0.01 per share (which would constitute in aggregate approximately 19.99% of the outstanding ordinary shares after giving effect to the exercise of the Warrants), to MNK Opioid Abatement Fund, LLC (the “Holder”), at an exercise price of $103.40 per ordinary share and (ii) a registration rights agreement with the Holder (the “Registration Rights Agreement”), providing for certain resale and other registration rights for the Registrable Securities (as defined in the Registration Rights Agreement), including the Warrants and the Warrant Shares (as defined in the Registration Rights Agreement), held by the Holder and its permitted transferees and assignees.

On December 8, 2022, the Company, the Holder and Opioid Master Disbursement Trust II (the “Opioid Trust”) entered into an agreement to accelerate the expiration date of the Warrants and to terminate the Warrant Agreement in exchange for a payment by the Company of $4,000,000 to the Holder (the “Warrant Termination Agreement”). At the closing of the transactions contemplated by the Warrant Termination Agreement, which also occurred on December 8, 2022, the Company and the Warrant Agent entered into an amendment to the Warrant Agreement (the “Amendment”) that accelerated the expiration of the Warrants to such date. As a result of such expiration, the Warrants were cancelled and each of the Warrant Agreement and the Registration Rights Agreement terminated in accordance with its terms. The Warrant Termination Agreement also included customary representations and warranties and releases of claims.

The foregoing descriptions of the Warrant Agreement, the Registration Rights Agreement, the Warrant Termination Agreement and the Amendment are not complete and are qualified in their entirety by reference to the Warrant Agreement, a copy of which was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on June 22, 2022 (File No. 001-35803) (the “Emergence 8-K”), the Registration Rights Agreement, a copy of which was previously filed as Exhibit 10.4 to the Emergence 8-K, the Warrant Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, respectively, each of which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 above is incorporated herein by reference. The Opioid Deferred Cash Payments Agreement (as defined in the Emergence 8-K) with the Opioid Trust remains in effect without modification.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Amendment to the Warrant Agreement, dated as of December 8, 2022, by and among Mallinckrodt plc and Computershare Inc. and its affiliate, Computershare Trust Company, N.A. (included as Exhibit A in Exhibit 10.1).
10.1	Warrant Termination Agreement, dated as of December 8, 2022, by and among MNK Opioid Abatement Fund, LLC, Opioid Master Disbursement Trust II and Mallinckrodt plc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date:	December 8, 2022	By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary